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                                                              EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registrant Statement of Net.B@nk, Inc. on Form S-1 of our reports dated March 18, 1997 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 28, 1997